Exhibit 10.5

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of July 28, 2003, by and between Control4 Corporation, a Delaware corporation (the “Company”), and William B. West (“Employee”).

RECITALS

A.                                    Employee is a founder of the Company and had been serving as the Company’s Chief Executive Officer and President since its inception.

B.                                    As conditions to the Company’s proposed Series A Preferred Stock financing (the “Series A Financing”), the investors in such Series A financing have requested that:

1.                                      the Company and Employee enter into a Stock Restriction Agreement in the form attached hereto as Exhibit A (the “Stock Restriction Agreement”); and

2.                                      the Company secure Employee’s continued service on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Effective Date.  This Agreement, and the terms and conditions set forth herein, shall become effective simultaneously with the first closing of the Series A Financing (the “Effective Date”).

2.                                      Employment.  Employee shall continue to serve as a full-time employee of the Company as Chief Executive Officer and President.  Employee’s office shall continue to be located at 5983 South Redwood Road, Salt Lake City, Utah 84123, or such other location as may be established from time to time, subject to the limitations set forth in Section 5(f)(ii) of this Agreement.  Employee’s employment with the Company shall be for no certain duration but will be “at-will” employment.  Although the Company’s personnel policies and procedures may change from time to time, the “at-will” nature of Employee’s employment may only be changed in a document signed by Employee and a duly authorized member of the Company’s Board of Directors.

3.                                      Compensation.

(a)                                 Base Salary.  Employee’s salary shall initially be set at $13,333.33 per month, which is equivalent to $160,000 on an annual basis, less applicable deductions and withholdings, paid in accordance with the Company’s standard payroll procedures.  Employee’s position will be classified as “exempt” and Employee will not be eligible for overtime pay.

(b)                                 Stock Options.  Employee may receive stock options, and/or similar stock-related incentives or performance bonuses, as may be granted by the Board of Directors from time to time in accordance with applicable corporate approval procedures.

(c)                                  Performance Bonus.  At such time, if any, as the Board of Directors determines in its sole discretion that the Company has achieved requisite development, revenue and/or profitability milestones, the Board of Directors will determine Employee’s eligibility to receive an incentive bonus, less applicable deductions and withholdings, subject to the attainment of Company and individual performance objectives as determined by the Board of Directors and subject to any other terms and conditions determined by the Board of Directors.

(d)                                 Other Benefits.  The Company shall provide Employee with the opportunity to participate in the Company’s standard benefits plans available to other similarly situated employees and approved by the Board of Directors, subject to any eligibility requirements imposed by such plans or programs.

(e)                                  Business Expenses.  The Company shall reimburse business expenses incurred by Employee from time to time, which shall include, without limitation, mobile telephone, home office telephone and home office high-speed Internet access expenses, in accordance with the Company’s standard policies and procedures relating thereto as approved from time to time by the Board of Directors.

(f)                                   Vacation.  Employee will be entitled to accrue up to four (4) weeks of vacation leave consisting of twenty (20) business days earned on an annual, pro-rata basis throughout each calendar year of employment, all in accordance with the Company’s standard vacation policy in effect from time to time and approved by the Board of Directors.  Employee’s vacation accrual will be pro-rated for the remainder of this calendar year.  Once the maximum vacation accrual is reached, no further vacation will accrue.  When some vacation is used, vacation will begin to accrue again.  There will be no retroactive grant of vacation for the period of time the accrued vacation was at the maximum accrual balance.

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4.                                      Noncompetition.  During the term of Employee’s employment with the Company and for twelve (12) months after termination, for any reason, of Employee’s employment with the Company, Employee shall not directly or indirectly, own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of the Company or its subsidiaries (a “Competitive Activity”); provided, however, that Employee’s ownership of securities of any company not in excess of one percent of any class of such securities shall not be considered to be competition with the Company or its subsidiaries.  Employee acknowledges that the foregoing is in addition to Employee’s obligations under that certain Confidential Information and Intellectual Property Assignment Agreement between the Company and Employee, including without limitation Section 4 thereof, attached hereto as Exhibit B (the “Confidentiality Agreement”).

5.                                      Termination.

(a)                                 By Death.  Employee’s employment shall terminate automatically upon his death.  The Company shall pay to Employee’s beneficiaries or estate, as appropriate, any compensation then due and owing, including payment for accrued bonus, unused vacation, expense reimbursement, if any, and any other benefits provided under this Agreement, including without limitation the ability to exercise any vested and exercisable options held by Employee.  Thereafter, all obligations of the Company under this Agreement shall cease.  Nothing in this Section 5(a) shall affect any entitlement of Employee’s heirs to the benefits of any life insurance plan or other applicable benefits.

(b)                                 By Disability.  For purposes of this Agreement, disability” means a mental or physical impairment that is expected to result in death or that has lasted or is expected to last for a continuous period of three (3) months or more and that causes Employee to be unable to perform his duties under this Agreement and to be engaged in any substantial gainful activity.  If Employee experiences such a disability, then, to the extent permitted by law, the Company may terminate Employee’s employment upon sixty (60) days’ advance written notice.  Termination by disability shall be determined by a physician selected by the Board of Directors.  If such physician is unable to schedule an appointment with Employee within ten business days of physician’s written request, the Board of Directors are authorized to determine whether Employee’s disability has occurred at its sole discretion.  The Company shall pay Employee all compensation to which he is entitled up through the last business day of the notice period, including payment for accrued unused vacation, expense reimbursement, if any, and any other benefits provided under this Agreement, including without limitation the exercisability of any vested and exercisable option held by Employee; thereafter, all obligations of Company under this Agreement shall cease.  Nothing in this Section 5(b) shall affect Employee’s rights under any applicable Company disability plan.  Termination by disability shall not constitute termination without Cause or for Good Reason.

(c)                                  For Cause or Without Good Reason.  If Employee’s employment is terminated by the Company for Cause (as defined below) or by Employee for other than Good Reason (as defined below), the Company shall pay Employee all wages earned through the date of termination at the rate in effect at the time notice of termination is given and the Company shall have no further obligations to Employee under this Agreement.

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(d)                                 Without Cause or For Good Reason.  In no way limiting the Company’s policy of employment at-will, if Employee’s employment is terminated by the Company without Cause or by Employee for Good Reason, and other than as a result of Employee’s death or disability, the Company will offer certain severance benefits to Employee as specified below.  As a condition to Employee’s receipt of such benefits, Employee is required to comply with Employee’s continuing obligations (including without limitation the return of any Company property and the non-competition and non-solicitation obligations), resign from all positions Employee holds with the Company, and execute the Company’s standard form of release agreement releasing any and all claims Employee may have against the Company.

(i)                                     In addition to paying Employee all wages earned through the date of termination, the Company shall pay Employee severance equal to six (6) months of his then-current regular base salary in effect at the time notice of termination is given, paid out over the Company’s regular payroll schedule following the effective date of the release, as well as all other unpaid amounts, if any, that Employee has earned as of the date of termination under any compensation plan or program of the Company, at the time such payments are or become due;

(ii)                                                                                  For the first six (6) months after Employee’s date of termination, the Company shall continue, to the extent permitted under the terms of the applicable plans, to maintain in full force and effect, and cover the premium costs of, the insurance benefits set forth in Section 3(d) of this Agreement; provided, that if (i) the Employee becomes reemployed after the date of termination and (ii) his new employer offers medical and dental insurance plans or programs under which he will be eligible to participate, any such continuing medical and dental coverage shall be secondary to such new employer’s coverage.

(iii)                                                                               In addition to all of Employee’s stock and stock options that were vested on the date of termination, that number of shares subject to any option (collectively, the “Options”) and that number of shares subject to a right of repurchase in favor of the Company (collectively, the “Restricted Stock”) determined as follows:

(x)                                 if such termination without Cause or For Good Reason occurs before a Change of Control (as defined below), then that number of shares determined with respect to each Option or grant of Restricted Stock equal to the greater of:

(A)                                                                               the product of the total shares originally subject to the Option or the original grant of the Restricted Stock times 50%; or

(B)                               the number of shares subject to the Options and the Restricted Stock that would otherwise have vested and been exercisable or released from the right of repurchase as of the date that is six months from the date of termination shall immediately vest, and any repurchase right of the Company with respect to such Options and Restricted Stock shall immediately lapse, and the Options shall remain exercisable for ninety (90) days after the date of termination (but not beyond their original expiration dates); provided, however, that the foregoing provision is in addition to, and is not intended to limit or amend, any provisions set forth in the Company’s stock option plan pursuant to which such options were granted; and

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(y)                                 if such termination without Cause or For Good Reason occurs either (A) within 60 days prior to a Change of Control and in direct contemplation of such Change of Control or (B) within 12 months after a Change of Control, then all of Employee’s remaining Options and Restricted Stock shall fully vest.  “Change of Control” shall mean a transaction or series of related transactions that constitutes a “Deemed Liquidation” in accordance with the Company’s then current Certificate of Incorporation, as amended from time to time.

(e)                                  Priority.  The compensation and benefits, if any, payable under this Section 5 shall be in addition to any vested accrued compensation or benefits to which the Employee may be entitled under the Company’s (or any of its subsidiaries’) employee benefit plans and arrangements; provided, however, that the severance benefits provided by this Agreement shall supercede, and Employee shall not also be entitled to, any compensation or benefits under any other severance plan or arrangement of the Company or any of its subsidiaries to which Employee would otherwise be entitled under the terms thereof, whether now existing or hereafter adopted.

(f)                                   Certain Definitions.

(i)                                     “Cause” shall be defined as (1) Employee’s repeated failure, in the reasonable judgment of the Board of Directors, to perform one or more of his essential duties and responsibilities to the Company after written notice thereof from the Board of Directors to Employee describing Employee’s failure to perform such duties or responsibilities and, if such failure is remediable, his failure to remedy same within 10 days of receiving written notice; (2) Employee’s refusal or failure to comply with the legal directives of the Board of Directors after written notice thereof from the Board of Directors to Employee describing Employee’s failure to comply and, if such failure is remediable, his failure to remedy same within 10 days of receiving written notice; (3) Employee’s material violation of any Company policy; (4) Employee’s commission or conviction of, or entry of a plea of nolo contendere to, any felony or any act of fraud, embezzlement, dishonesty, moral turpitude, misappropriation or any other misconduct that has caused or is reasonably expected to result in material injury to the Company or its affiliates; (5) Employee’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with the Company; (6) Employee’s material breach of any of his obligations under any written agreement or covenant with the Company; or (7) Employee’s violation of a federal or state law or regulation applicable to the Company which violation was or is reasonably likely to be injurious to the Company; provided, however, that a finding of any of the above shall be predicated on a good faith determination by the Board of Directors.

(ii)                                  “Good Reason” for Employee’s resignation shall mean that Employee’s continuous status as an employee was “constructively terminated” by the Company if within 90 days after the occurrence of one of the following Company actions (unless such action(s) applies generally to all of the Company’s management of the Company or unless Employee consents in writing to such action(s)), Employee resigns in writing from his employment with the Company: (x) a significant reduction in the Employee’s duties, position or responsibilities compared to the Employee’s duties, position or responsibilities immediately prior to such reduction; provided however that a reduction in position that occurs solely by virtue of

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the Company being acquired and made part of a larger entity (as”, for example, when a chief financial officer of an acquired company remains as such following a Change of Control but is not made the chief financial officer of the acquiring corporation) shall not constitute “Good Reason” so long as Employee maintains a comparable level of duties and responsibilities with the acquiring entity as Employee held immediately prior to the acquisition; (y) a material reduction in Employee’s base salary as in effect immediately before such reduction; and (z) the relocation by the Company of Employee’s then current work site that has the effect of increasing the Employee’s then-current commute by more than 50 miles (not including any regular business travel consistent with the business travel requirements of the Employee’s position with the Company).

6.                                      Confidentiality Agreement.  Employee represents that he has signed and returned to the Company, or that prior to the Effective Date he shall sign and return to the Company, the Confidentiality Agreement.

7.                                      Stock Restriction Agreement.  On or prior to the Effective Date, Employee shall sign and return to the Company the Stock Restriction Agreement in the form attached hereto as Exhibit A.

8.                                      Attorneys Fees.  If any legal action or other proceeding, including an arbitration, is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default thereof, the successful or prevailing party shall be entitled to recover attorneys’ fees and other costs incurred in such proceeding, in addition to any other relief to which it may be entitled.

9.                                      Indemnification.  The Company and Employee will enter into the Company’s standard form of indemnification agreement for its directors and officers.

10.                               Governing Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of Utah without regard to its conflicts of law principles.

11.                               Arbitration.  Any claims arising under this Agreement shall be resolved in binding arbitration with a duly authorized representative of the American Arbitration Association (“AAA”) in accordance with the provisions hereof and thereof.  Either the Company or Employee may submit the matter to binding arbitration before the AAA in Salt Lake County, Utah, which arbitration shall be final and binding on the parties and the exclusive method, absent agreement between the Company and Employee, for purposes of determining the ability of the Company to satisfy such claim.  All claims shall be settled by a single arbitrator appointed in accordance with the Commercial Arbitration Rules then in effect of the AAA (the “AAA Rules”).  The arbitrator shall render a final decision pursuant to the AAA Rules within thirty (30) days after filing of the claim.  The final decision of the arbitrator shall be furnished to Employee and the Company in writing and shall constitute the conclusive determination of the issue in question binding upon Employee and the Company, and shall not be contested by any of them.  Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator’s decision.  The prevailing part; shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief that such party may be entitled.  For purposes of this Agreement, the prevailing party shall be that party in whose favor final

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judgment is rendered or who substantially prevails, if both parties are awarded judgment.  Notwithstanding the foregoing, any party may pursue any equitable remedies that it may have under this Agreement for any breach or threatened breach by another party of this Agreement (including without limitation specific performance) in a court of law.

12.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

13.                               Entire Agreement.  This is the full and complete agreement between the parties with regard to the subject matter hereof and supersedes any and all prior understandings or agreements.

[Remainder of page intentionally left blank; signature page to follow.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

“EMPLOYEE”	CONTROL4 CORPORATION

/s/ William B. West	By:	/s/ W. Eric Smith
William B. West
	Title:	W. Eric Smith, Secretary

EXHIBIT A

CONTROL4 CORPORATION
STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (this “Agreement”) is entered into as of July 28, 2003, by and between Control4 Corporation, a Delaware corporation (the “Company”), and William B. West (the “Founder”).

RECITALS

WHEREAS, the Company and the Founder previously entered into a Restricted Stock Purchase Agreement, dated March 27, 2003 (a copy of which is attached hereto as Appendix A, the “Existing Agreement”) pursuant to which Founder purchased 2,150,000 shares of the Company’s Common Stock (reflecting the 21,500-for-l forward stock split effected on or before the date hereof, as appropriately adjusted further for stock splits, stock dividends, combinations and other recapitalizations after the date hereof, the “Purchased Shares”);

WHEREAS, certain potential investors in the Company’s proposed Series A Preferred Stock financing request that the Founder agree to certain restrictions on the Purchased Shares, including the imposition of vesting provisions on a portion of the Purchased Shares upon the terms herein provided; and

WHEREAS, the Company and the Founder are concurrently entering into an Employment Agreement of even date herewith (the “Employment Agreement”) to which this Agreement is attached as Exhibit A.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Founder hereby agree as follows.  Capitalized terms not defined above are defined in Article 5 of this Agreement.

AGREEMENT

ARTICLE 1
RIGHT OF REPURCHASE

1.1                               Scope of Repurchase Right.  All Purchased Shares shall initially be Restricted Shares and shall be subject to an irrevocable, exclusive right (but not an obligation) of repurchase by the Company. The Founder shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence and in compliance with any other agreements by which the Founder or the Purchased Shares are bound. The Founder may transfer Restricted Shares to a trust established by the Founder for the benefit of the Founder, and may transfer Restricted Shares for which the Company’s Right of Repurchase has lapsed (i) by beneficiary designation, will or intestate succession or (ii) to the Founder’s spouse, children or grandchildren or to a trust established by the Founder for the benefit of the Founder or the Founder’s spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement and any other agreements by which the Founder or the Purchased Shares are bound. If the Founder transfers any Restricted Shares, then this Section 1 shall apply to the Transferee to the same extent as to the Founder.

1.2                               Condition Precedent to Exercise. The Right of Repurchase shall be exercisable only during the 60-day period next following the date when the Founder’s Service terminates for any reason, with or without Cause, including (without limitation) death or disability.

1.3                               Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the first 25% of the Restricted Shares when the Founder completes 12 months of continuous Service following January 1, 2003, and thereafter the Right of Repurchase shall lapse with respect to an additional l/48th of the Restricted Shares when the Founder completes each month of continuous Service.

1.4                               Repurchase Cost. If the Company exercises the Right of Repurchase, it shall pay the Founder an amount in cash or cash equivalents equal to the Purchase Price for each of the Restricted Shares being repurchased.

1.5                               Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to the Founder prior to the expiration of the 60-day period specified in Section 1.2 above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the expiration of such 60-day period. The Company shall pay to the Founder the purchase price determined according to Section 1.4 above. Payment shall be made in cash or cash equivalents or by cancelling indebtedness to the Company incurred by the Founder in the purchase of Restricted Shares. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Restricted Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Restricted Shares being repurchased by the Company, without further action by the Founder. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Section 1.5.

1.6                               Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend), that by reason of such transaction are distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible, shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. After each such transaction, appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company’s outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

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1.7                               Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Article 1, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor has or have been delivered as required by this Agreement.

1.8                               Escrow. Upon issuance, the certificates for Purchased Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Section 1.6 above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Purchased Shares are at the time Restricted Shares. All regular cash dividends on Purchased Shares (or other securities at the time held in escrow) shall be paid directly to the Founder and shall not be held in escrow. Purchased Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Right of Repurchase or Right of First Refusal or (ii) released to the Founder upon the Founder’s request to the extent the Purchased Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Purchased Shares that have vested (and any other vested assets and securities attributable thereto) shall be released within 60 days after the Founder’s cessation of Service.

1.9                               Market Stand-Off Agreement. Founder hereby agrees that he will not, without the prior written consent of the managing underwriters), during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase,, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Purchased Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchased Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Founder further agrees to execute and enter into an agreement (such agreement to be in the form as may be requested by the managing underwriters)) with the managing underwriter(s) of such initial public offering to reflect the foregoing. The foregoing provisions of this Section 1.9 shall apply only to the Company’s initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to Founder if all officers, directors and greater than one percent stockholders of the Company enter into similar agreements; provided, however, that if any provision of such agreement is waived or terminated with respect to any of the securities of any such officer, director or greater than one percent stockholder (in any such case of waiver or termination, such securities being the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent with respect to the same percentage of securities of Founder as the percentage the Released Securities represent with respect to the securities held by the applicable officer, director or greater than one percent stockholder. The underwriters in connection with the Company’s initial public offering are intended third party

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beneficiaries of this Section 1.9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of such period.

ARTICLE 2
NO RETENTION RIGHTS

Nothing in this Agreement shall confer upon the Founder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Founder) or of the Founder, which rights are hereby expressly reserved by each, to terminate the Founder’s Service at any time and for any reason, with or without cause.

ARTICLE 3
TAX ELECTION

The subjection of the Purchased Shares to the Right of Repurchase may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date the Purchased Shares are subjected to the Right of Repurchase. The form for making the Code Section 83(b) election is attached hereto as Appendix B. The Founder should consult with the Founder’s tax advisor to determine the tax consequences of subjecting the Purchased Shares to the Right of Repurchase and the advantages and disadvantages of filing the Code Section 83(b) election. THE FOUNDER ACKNOWLEDGES THAT IT IS THE FOUNDER’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF THE FOUNDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE FOUNDER’S BEHALF.

ARTICLE 4
CHOICE OF LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and to be performed entirely within such State.

ARTICLE 5
DEFINITIONS

5.1                               “Board of Directors” shall mean the board of Directors of the Company, as constituted from time to time.

5.2                               “Cause” shall have the same meaning as provided in 5(f)(i) of the Employment Agreement.

5.3                               “Code” shall mean the Internal Revenue Code of 1986, as amended.

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5.4                               “Consultant” shall mean an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

5.5                               “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

5.6                               “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

5.7                               “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

5.8                               “Purchase Price” shall mean $0.0001 per share (reflecting the 21,500-for-l forward stock split, effected on or before the date hereof, as appropriately adjusted further for stock splits, stock dividends, combinations and other recapitalizations after the date hereof).

5.9                               “Restricted Share” shall mean a Purchased Share that is subject to the Right of Repurchase.

5.10                        “Right of First Refusal” shall mean the Company’s right of first refusal described in that certain Right of First Refusal and Co-Sale Agreement by and between the Company and certain stockholders of the Company, of even date herewith and as amended from time to time.

5.11                        “Right of Repurchase” shall mean the Company’s right of repurchase described in Article 1.

5.12                        “Service” shall mean service as an Employee, Outside Director or Consultant.

5.13                        “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

5.14                        “Transferee” shall mean any person to whom the Founder has directly or indirectly transferred any Purchased Share no longer subject to the Company’s Right of Repurchase.

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IN WITNESS WHEREOF, the parties year first above written.

FOUNDER:		CONTROL4 CORPORATION

By:	/s/ William B. West	By:	/s/ W. Eric Smith

Print Name:	William B. West	Print Name:	W. Eric Smith

Address:		Title:

Address:

SIGNATURE PAGE TO

STOCK RESTRICTION AGREEMENT

Appendix A

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT is entered into as of March 27, 2003, by Control4 Corporation, a Delaware corporation (the “Company”), and William B. West (the “Purchaser”).

ARTICLE 1
ACQUISITION OF SHARES

1.1 Sale and Purchase. On the terms and conditions set forth in this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase, the Purchased Shares (as defined herein). The sale and purchase shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

1.2 Consideration. The Purchaser agrees to pay $2.15 for each Purchased Share. The Purchase Price is agreed to be the fair market value of the Purchased Shares. Payment shall be made on the transfer date in cash or cash equivalents payable to the order of the Company in an amount equal to the Purchase Price for all of the Purchased Shares.

1.3 Defined Terms. Capitalized terms not defined above are defined in Article 8 of this Agreement.

ARTICLE 2
OTHER RESTRICTIONS ON TRANSFER

2.1 Purchaser Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

(a)         The Purchaser is acquiring and will hold the Purchased Shares for investment for the Purchaser’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)         The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance reasonably satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

(c)          The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future

(d)         The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that the Purchaser will not dispose of the Purchased Shares unless and until the Purchaser has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and the Purchaser has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under the Rules of the California Corporations Commissioner.

(e)          The Purchaser has been furnished with, and has had access to, such information as the Purchaser considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

(f)           The Purchaser is aware that the Purchaser’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing the Purchaser’s financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of the Purchaser’s investment in the Purchased Shares.

2.2 Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

2.3 Rights of the Company.  The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

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ARTICLE 3
SUCCESSORS AND ASSIGNS

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser’s heirs, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

ARTICLE 4
LEGENDS

Legends. All certificates evidencing Purchased Shares shall bear the following (or substantially similar) legends:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

ARTICLE 5
NOTICE

Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Company.

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ARTICLE 6
ENTIRE AGREEMENT

This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.

ARTICLE 7
CHOICE OF LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and to be performed entirely within such State.

ARTICLE 8
DEFINITIONS

8.1 “Agreement” shall mean this Restricted Stock Purchase Agreement.

8.2 “Board of Directors” shall mean the board of directors of the Company, as constituted from time to time.

8.3 “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

8.4 “Purchased Shares” shall mean 100 Shares.

8.5 “Purchase Price” shall mean the amount for which one Share may be purchased pursuant to this Agreement, as specified in Subsection 1.2.

8.6 “Securities Act” shall mean the Securities Act of 1933, as amended.

8.7 “Share” shall mean one share of Stock.

8.8 “Stock” shall mean the Common Stock of the Company.

8.9 “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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PURCHASER:		CONTROL4 CORPORATION

By:	/s/ William B. West	By:	/s/ W. Eric Smith

Print Name:	William B. West	Print Name:	W. Eric Smith

Address:		Title:	CTO & Secretary

Address:

SIGNATURE PAGE TO

RESTRICTED STOCK PURCHASE AGREEMENT

EXHIBIT B

CONTROL4 CORPORATION
CONFIDENTIAL INFORMATION AND
INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

As a condition of my relationship with Control4 Corporation, its subsidiaries, affiliates, successors or assigns (together the “Company”), and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I agree to the following terms under this Confidential Information and Intellectual Property Assignment Agreement (the “Intellectual Property Agreement”):

1.                                      Confidential Information.

(a)                                 Company Information.  I agree at all times during the term of my relationship with the Company whether commenced prior to or upon the date of this Agreement (my “Relationship with the Company”) and thereafter to hold in strictest confidence, and not to use except for the benefit of the Company or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company.  I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, prices and costs, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my Relationship with the Company), markets, works of original authorship, photographs, negatives, digital images, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.  I understand that Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company’s business which is either information not known by actual or potential competitors of the Company or other third parties not under confidentiality obligations to the Company, or is otherwise proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise.  I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b)                                 Other Employer Information.  I agree that I will not, during my Relationship with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c)                                  Third Party Information.  I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

2.                                      Intellectual Property.

(a)                                 Assignment of Intellectual Property.  I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any original works of authorship, inventions, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of my Relationship with the Company (collectively referred to as “Intellectual Property”) and which (i) are developed using the equipment, supplies, facilities or Confidential Information of the Company, (ii) result from or are suggested by work performed by me for the Company, or (iii) relate to the business, or to the actual or demonstrably anticipated research or development of the Company.  The Intellectual Property will be the sole and exclusive property of the Company.  I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  To the extent any Intellectual Property is not deemed to be work for hire, then I will and hereby do assign all my right, title and interest in such Intellectual Property to the Company, except as provided in Section 2(e).

(b)                                 Patent and Copyright Registrations.  I agree to assist the Company, or its designee, at the Company’s (or its designee’s) expense, in every proper way to secure the Company’s (or its designee’s) rights in the Intellectual Property and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company or its designee shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company (or its designee), its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Intellectual Property, and any copyrights, patents or other intellectual property rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of my Relationship with the Company.  If the Company or its designee is unable because of my mental or physical incapacity or for any other reason to secure my assistance in perfecting the rights transferred in this Intellectual Property Agreement, then I hereby irrevocably designate and appoint the Company or its designee and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.  The designation and appointment of the Company or its designee and its duly authorized officers and agents as my agent and attorney in fact shall be deemed to be coupled with an interest and therefore irrevocable.  I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company or such designee.

(c)                                  Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Intellectual Property made by me (solely or jointly with others) during the term of my Relationship with the Company.  The records will be in the form of notes, sketches, drawings, and works of original authorship, photographs, negatives, digital images or any other format that may be specified by the Company.  I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business.  The records will be available to and remain the sole property of the Company at all times.

(d)                                 Intellectual Property Retained and Licensed.  I provide below a list of all original works of authorship, inventions, developments, improvements, and trade secrets which were made by me prior to my Relationship with the Company (collectively referred to as “Prior Intellectual Property”), which belong to me (solely or jointly), which relate in any way to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there is no such Prior Intellectual Property.  If in the course of my Relationship with the Company, I incorporate into Company property any Prior Intellectual Property owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right of sublicense) to make, have made, modify, use and sell such Prior Intellectual Property as part of or in connection with such Company property.

Prior Intellectual Property:

Title	Date	Identifying Number or Brief Description

(e)                                  Exception to Assignments.  I understand that the provisions of this Intellectual Property Agreement requiring assignment of Intellectual Property to the Company are limited by the Employment Inventions Act, Utah Code Annotated Section 34-39-3, which is attached hereto as Appendix A, and do not apply to any intellectual property that (i) I develop entirely on my own time; and (ii) is not an “employment invention” as such term is defined in the Employment Inventions Act, which I understand to be any invention or part thereof that I conceive, develop, reduce to practice, or create: (x) within the scope of my employment, on the Company’s time, or with the aid, assistance, or use of any of the Company’s property, equipment, facilities, supplies, resources, or intellectual property; or (y) as the result of any work, services, or duties that I perform for the Company that are related to the Company’s industry or trade, or that are related to the Company’s current or demonstrably anticipated business, research, or development.  Any such intellectual property will be owned entirely by me, even if developed by me during the time period in which I am employed by the Company.  I will advise the Company promptly in writing of any intellectual property that I believe meet the criteria for exclusion set forth herein and are not otherwise disclosed pursuant to Section 2(d) above.

(f)                                   Company Property; Return of Company Documents.  I acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored company files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.  I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.  I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all works of original authorship, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my Relationship with the Company or otherwise belonging to the Company, its successors or assigns.  In the event of the termination of my Relationship with the Company, I agree to sign and deliver the “Termination Certificate” attached hereto as Appendix B.

3.                                      Notification of New Employer.  I hereby grant consent to notification by the Company to my concurrent employer, or in the event that I leave the employ of the Company, my new employer or consulting client about my rights and obligations under this Intellectual Property Agreement.

4.                                      No Solicitation of Employees, Consultants and Other Parties.  I agree that during the period of my Relationship with the Company and for a period of twelve (12) months thereafter I shall not directly or indirectly solicit, induce, recruit or encourage or take away any person who shall then be employed by the Company (as an employee or consultant) or who shall have been employed by the Company (as an employee or consultant) within the prior nine (9) month period, on behalf of myself or any other person, firm, corporation, association or other entity, directly or indirectly.  Further, during my Relationship with the Company and at any time following termination of my Relationship with the Company for any reason, with or without cause, I shall not use any Confidential Information of the Company to attempt to negatively influence any of the Company’s clients, suppliers or customers from purchasing Company products or services or providing goods or services to the Company or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services or his or its provision of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

5.                                      Representations.  I represent that my performance of all the terms of this Intellectual Property Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my Relationship with the Company.  I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.  I agree to execute any proper oath or verify any proper document required to carry out the terms of this Intellectual Property Agreement.  I represent that my performance of all terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior or subsequent to the commencement of my Relationship with the Company.  I acknowledge and agree that I have attached as Exhibit A hereto all agreements (e.g., non-competition agreements, non-solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.) with a current or former employer, or any other person or entity, that may restrict my ability to accept employment with the Company or my ability as an employee or consultant to recruit or engage customers or service providers on behalf of the Company, or otherwise relate to or restrict my ability to perform my duties as an employee of the Company or any obligation I may have to the Company.

6.                                      Arbitration and Equitable Relief.

(a)                                 Arbitration.  Except as provided in Section 6(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Intellectual Property Agreement, shall be settled by arbitration to be held in Salt Lake City, Utah, in accordance with the rules then in effect of the American Arbitration Association.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.  The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

(b)                                 Equitable Remedies.  Each of the Company and I agree that disputes relating to or arising out of a breach of the covenants contained in this Intellectual Property Agreement would likely require injunctive relief to maintain the status quo of the parties pending the appointment of an arbitrator pursuant to this Intellectual Property Agreement.  The parties hereto also agree that it would be impossible or inadequate to measure and calculate the damages from any breach of the covenants contained in this Intellectual Property Agreement prior to resolution of any dispute pursuant to arbitration.  Accordingly, if either party claims that the other party has breached any covenant of this Intellectual Property Agreement, that party will have available, in addition to any other right or remedy, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and/or to specific performance of any such provision of this Intellectual Property Agreement pending resolution of the dispute through arbitration.  The parties further agree that no bond or other security shall be required in obtaining such equitable relief and hereby consents to the issuance of such injunction and to the ordering of specific performance.  However, upon appointment of an arbitrator, the arbitrator shall review any interim, injunctive relief granted by a court of competent jurisdiction and shall have the discretion, jurisdiction, and authority to continue, expand, or dissolve such relief pending completion of the arbitration of such dispute or controversy.  The parties agree that any orders issued by the arbitrator may be enforced by any court of competent jurisdiction if necessary to ensure compliance by the parties.

7.                                      General Provisions.

(a)                                 Governing Law; Consent to Personal Jurisdiction.  This Intellectual Property Agreement will be governed by the laws of the State of Utah as they apply to contracts entered into and wholly to be performed within such State.  I hereby expressly consent to the nonexclusive personal jurisdiction and venue of the state and federal courts located in the federal District of Utah for any lawsuit filed there by either party arising from or relating to this Intellectual Property Agreement.

(b)                                 Entire Agreement.  This Intellectual Property Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.  No modification of or amendment to this Intellectual Property Agreement, nor any waiver of any rights under this Intellectual Property Agreement, will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Intellectual Property Agreement.

(c)                                  Severability.  If one or more of the provisions in this Intellectual Property Agreement is deemed void by law, then the remaining provisions will continue in full force and effect.

(d)                                 Successors and Assigns.  This Intellectual Property Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(e)                                  At Will Relationship.  I understand and acknowledge that my Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability.

(f)                                   ADVICE OF COUNSEL.  I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY.  TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

(g)                                  Not an IRS “Confidential Transaction”.  Notwithstanding anything in this Agreement or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, either the Company or I (or either of our representatives, agents or employees) may consult any tax advisor regarding the tax treatment and tax structure of the transaction contemplated by this Agreement and may at any time disclose to any person, without limitation of any kind, the tax treatment and tax structure of such transaction and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.  The preceding sentence is intended to satisfy the requirements for the transaction contemplated herein to avoid classification as a “confidential transaction” in accordance with Treasury Regulations Section 1.6011-4(b)(3) and shall be interpreted consistent with such intent.

This authorization is not intended to permit disclosure of any other information relating to any transaction contemplated by the Relationship, including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of any such transaction, (ii) the identities of participants or potential participants in any such transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of any such transaction), or (v) any other term or detail not relevant to the tax treatment or the tax structure of any such transaction.

(h)                                 Survival.  The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

IN WITNESS WHEREOF, the undersigned has executed this Confidential Information and Intellectual Property Assignment Agreement as of March 27, 2003.

		By:	/s/ William B. West

		Name:	William B. West

Address:

Witness

By:	/s/ W. Eric Smith

Name:	W. Eric Smith

Address:

APPENDIX A

Utah Code Annotated Section 34-39-3.  Scope of act — When agreements between an employee and employer are enforceable or unenforceable with respect to employment inventions — Exceptions.

(1)                                 An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in or to an invention that is:

(a)                                 created by the employee entirely on his own time; and

(b)                                 not an employment invention.

(2)                                 An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license, to his employer any or all of his rights and intellectual property in or to an employment invention.

(3)                                 Subsection (1) does not apply to:

(a)                                 any right, intellectual property or invention that is required by law or by contract between the employer and the United States government or a state or local government to be assigned or licensed to the United States; or

(b)                                 an agreement between an employee and his employer which is not an employment agreement.

(4)                                 Notwithstanding Subsection (1), an agreement is enforceable under Subsection (1) if the employee’s employment or continuation of employment is not conditioned on the employee’s acceptance of such agreement and the employee receives a consideration under such agreement which is not compensation for employment.

(5)                                 Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an agreement under Subsection (2) whether or not the agreement recites such consideration.

(6)                                 An employer may require his employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or the continuation of employment.

(7)                                 An employer may not require his employees to agree to anything unenforceable under Subsection (1) as a condition of employment or the continuation of employment.

(8)                                 Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement unrelated to employment inventions.

Enacted by Chapter 217, 1989 General Session

APPENDIX B

CONTROL4 CORPORATION

Termination Certificate

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Control4 Corporation, its subsidiaries, affiliates, successors or assigns (together, the “Company).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Intellectual Property Assignment Agreement signed by me (the “Intellectual Property Agreement”), including the reporting of any Intellectual Property (as defined therein), conceived or made by me (solely or jointly with others) covered by the Intellectual Property Agreement.

I further agree that, in compliance with the Intellectual Property Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for nine (9) months from this date, I shall not solicit the employment of any person who shall then be employed by the Company (as an employee or consultant) or who shall have been employed by the Company (as an employee or consultant) within the prior nine (9) month period, on behalf of myself or any other person, firm, corporation, association or other entity, directly or indirectly, all as provided more fully with the Intellectual Property Agreement.

Date:	,

(Signature)

CONTROL4 CORPORATION

EMPLOYMENT AMENDMENT AGREEMENT

This Employment Amendment Agreement (this “Amendment”) is made as of June 17, 2004, by and among Control4 Corporation, a Delaware corporation (the “Company”), and William B. West (the “Employee”).  Capitalized terms not defined herein shall have the meaning assigned to them in the Employment Agreement and/or the Employee PIIA, as applicable (such terms as defined below).

RECITALS

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated as of July 29, 2003 (the “Employment Agreement”) and the Confidential Information and Intellectual Property Assignment Agreement attached as Exhibit B thereto (the “Employee PIIA”), and

WHEREAS, the Company and Employee desire to amend the Employment Agreement and the Employee PIIA as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

SECTION 1

1.1                               Section 4 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“4.                                Noncompetition.  During the term of Employee’s employment with the Company and for twenty-four (24) months after termination, for any reason, of Employee’s employment with the Company, Employee shall not directly or indirectly, own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of the Company or its subsidiaries (a “Competitive Activity”); provided, however, that Employee’s ownership of securities of any company not in excess of one percent of any class of such securities shall not be considered to be competition with the Company or its subsidiaries.  Employee acknowledges that the foregoing is in addition to Employee’s obligations under mat certain Confidential information and Intellectual Property Assignment Agreement between the Company and Employee, including without limitation Section 4 thereof, attached hereto as Exhibit B (the “Confidentiality Agreement”).

1.2                               Section 5(d)(i) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(i)                               In addition to paying Employee all wages earned through the date of termination, the Company shall pay Employee severance equal to twelve (12) months of his then-current regular base salary in effect at the time notice of termination is given, paid out over the

Company’s regular payroll schedule following the effective date of the release, as well as all other unpaid amounts, if any, that Employee has earned as of the date of termination under any compensation plan or program of the Company, at the time such payments are or become due;”

1.3                               The Employment Agreement is hereby amended to include Section 14 to read as follows:

“14.                         Separate Covenants.  The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed.  However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Employee that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee that are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the intended benefit of this Agreement.  If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure the Company of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.”

1.4                               The Employment Agreement is hereby amended to include Section 15 to read as follows:

“15.                         Severability.  If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state, country or jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.”

1.5                               Section 4 of the Employee PIIA is hereby amended and restated in its entirety to read as follows:

“4.                                No Solicitation of Employees, Consultants and Other Parties.  I agree that during the period of my Relationship with the Company and for a period of twenty-four (24) months thereafter I shall not directly or indirectly solicit, induce, recruit or encourage or take away any person who shall then be employed by the Company (as an employee or consultant) or who shall have been employed by the Company (as an employee or consultant) within the prior nine (9) month period, on behalf of myself or any other person, firm, corporation, association or other entity, directly or indirectly.  Further, during my Relationship with the Company and at any time following termination of my Relationship with the Company for any reason, with or without cause, I shall not use any Confidential Information of the Company to attempt to negatively influence any of the Company’s clients, suppliers or customers from purchasing Company products or services or providing goods or services to the Company or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services or his or its provision of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.”

SECTION 2

2.1                               Except as set forth in Section 1 of this Amendment, the Employment Agreement and all exhibits attached thereto, including, without limitation, the Employee PIIA shall continue in full force and effect.

2.2                               This Amendment shall be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Utah, without reference to its choice of law rules.

2.3                               This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Employment Amendment Agreement as of the date first above written.

COMPANY:

CONTROL4 CORPORARTION

By:	/s/ William B. West
William B. West, Chief Executive Officer

EMPLOYEE:

/s/ William B. West
(signature)

William B. West
(printed name)

Address:

SIGNATURE PAGE TO EMPLOYMENT AMENDMENT AGREEMENT

August 3, 2011

William B. West

Dear Will:

As of August 3, 2011 this letter (the “Agreement”) memorializes your employment relationship with Control4 Corporation (the “Company”) as follows:

1.                                      Employment.  You will continue to be employed in a full-time capacity as the Company’s Chief Executive Officer until such time as your successor (the “New CEO”) is appointed by the Board of Directors (the “Board”).  As you know, the Board has engaged in a process to identify and recruit a New CEO.  Upon his or her appointment in such role, your title will initially become the Company’s Chief Strategy Officer (with your specific role and responsibilities to be decided upon by the New CEO and Board in consultation with you).  You will also be appointed the Chairman of the Board provided, however, that the latter appointment as Chairman may terminate at the discretion of the then current Board (collectively, your “New Rote”).  Your employment with the Company prospectively from the date hereof will be for an unspecified duration and is intended to constitute “at-will” employment.

2.                                      Compensation.

(a)                                 Base Salary.  Effective as of the date of this Agreement, your annual base salary will be increased from $280,000 (the “Prior Base Salary”) to $300,000 per year, less applicable deductions and withholdings, paid in accordance with the Company’s standard payroll procedures.  Your position as of today and when you assume the New Role will be classified as “exempt” and you will not be eligible for overtime pay.

(b)                                 Equity Incentives.  You are currently the record holder of 1,650,000 shares of Company Common Stock and William and Lisa West Holdings, LTD is currently the record holder of 500,000 shares of Company Common Stock (collectively “Your Shares”).  You are also the holder of record of an option to purchase 1,749,795 shares of Company Common Stock (“Current Option”).  In addition, the Company will request that its Board approve the grant to you of an additional option (a “New Option”) to purchase an additional 500,000 shares of Company Common Stock.  Such New Option shall vest during so long as you remain employed by the Company as follows: 25% of the New Option shares will vest on the one-year anniversary of the date of its grant; and the remaining New Option shares will vest in equal monthly installments over the subsequent 36 months.  In addition but not contradicting the foregoing or the other terms and conditions set forth herein, the terms and conditions of such New Option will be governed by the Company’s Equity Incentive Plan, as currently in effect (the “Plan”).

(c)                                  Bonus.  You will continue to be eligible to receive a 2011 performance bonus based upon previously determined criteria as defined by the Board.  You will also be eligible to participate in future executive bonus programs as determined by the Board in its sole discretion and based upon milestones related to your operating role.

(d)                                 Stay Bonus.  If you remain continuously employed with the Company from the date hereof through the 180 day period following the hire date of the New CEO, you shall receive a $50,000 bonus, less applicable deductions and withholdings, to be paid in accordance with the Company’s standard payroll procedures.

(e)                                  Business Expenses: The Company will continue to reimburse you for reasonable business expenses incurred by you from time to time in accordance with applicable Company travel and expense policies.

3.                                      Taxes and 409A Compliance.

(a)                                 The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on you by Code Section 409A.

(b)                                 A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Treas. Reg. Section 1.409A-3(a)(l) and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary in this Agreement, if you are deemed on the date of termination to be a “specified employee” within the meaning of that term under Treas. Reg. Section 1.409A-l(i), then with regard to any payment or the provision of any benefit that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of your “separation from service,” and (ii) the date of your death, to the extent required under Code Section 409A.  Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 3(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to you in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c)                                  To the extent that business expense reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (i) all such expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by you, (ii) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

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(d)                                 For purposes of Code Section 409A, your right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.  Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(e)                                  Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

4.                                      Termination of Employment.  Upon the termination of your employment for any reason, you shall be entitled to the compensation, benefits and reimbursements then due and owing for the period ending as of the end of the effective date of the termination (the “Termination Date”) and the Company shall make the following payments to you (or your beneficiaries or estate if applicable) on your Termination Date (“Accrued Benefits”): (i) ail accrued but unpaid salary and any unpaid vacation that has accrued pursuant to the Company’s vacation accrual policy through the Termination Date, (ii) any earned but unpaid bonuses, (iii) any unreimbursed business expenses, and in addition (iv) you will continue to be able to exercise any vested and exercisable stock options then held by you pursuant to their terms and conditions.  In addition, you may also be eligible for other post-employment payments and benefits as provided in this Agreement or pursuant to other agreements or plans with the Company that you enter into from time to time.

(a)                                 By Death.  Your employment shall terminate automatically upon your death.  The Company shall pay to your beneficiaries or estate, as appropriate, the Accrued Benefits.  Thereafter, all obligations of the Company under this Agreement shall cease.

(b)                                 By Disability.  For purposes of this Agreement, “disability” means a mental or physical impairment that is expected to result in death or that has lasted or is expected to last for a continuous period of three (3) months or more and that causes you to be unable to perform your duties under this Agreement and to be engaged in any substantial gainful activity.  If you experience such a disability, then, to the extent permitted by law, the Company may terminate your employment upon sixty (60) days’ advance written notice.  Termination by disability shall be determined by a physician selected by the Board.  If such physician is unable to schedule an appointment with you within ten business days of physician’s written request, the Board is authorized to determine whether your disability has occurred at its sole discretion.  The Company shall pay you all compensation to which you are entitled up through the last business day of the notice period, and the Accrued Benefits.  Thereafter, all obligations of Company under this Agreement shall cease.  Nothing in this subsection shall affect your rights under any applicable Company disability plan.  Termination by disability shall not constitute termination without Cause or for resignation for Good Reason.

(c)                                  By Company Not For Cause or By You for Good Reason.  At any time, Company may terminate your employment without Cause by providing you written notice of such termination or you may terminate your employment for Good Reason.  In either event, the Company will pay to you the Accrued Benefits and all post-termination payments and benefits

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when due as provided in this Agreement.  As a condition to your receipt of such benefits, you will be required to comply with your continuing obligations (including without limitation the return of any Company property and the non-competition and non-solicitation obligations set forth herein), resign from all positions you hold with the Company, and execute the Company’s standard form of release agreement (which the Company will provide to you within one (1) week of your termination) in which you agree to fully release the Company and its representatives from any and all claims you may have and such release must become effective no later than sixty (60) days after your termination.  Thereafter, all obligations of the Company under this Agreement will cease except as set forth herein.

(d)                                 By Company For Cause.  At any time, unless such actions are cured as described below, and without prior notice for actions that are not curable, the Company may terminate your employment for Cause.  In such event, the Company will pay to you the Accrued Benefits.  Thereafter, all obligations of the Company under this Agreement will cease.

(e)                                  By You Without Good Reason.  At any time you may terminate your employment voluntarily and without Good Reason.  In such event, the Company will pay to you the Accrued Benefits.  Thereafter, all obligations of the Company under this Agreement will cease.

5.                                      Severance Benefits.  Subject to the conditions set forth in Section 4(c) above, in the event your employment with the Company is terminated by the Company without Cause or by you for Good Reason, then you will be entitled to receive:

(a)                                 the continued payment of your Prior Base Salary for twelve months (12) months (the “Initial Cash Severance”) plus, thereafter, additional payments equal to the lesser of $25,000 per month or your then current monthly base salary for up to twelve (12) additional months to be calculated as follows: one (1) additional month for each full month your employment with the Company continues after the date hereof (the “Additional Cash Severance”); provided, however, that should the Company consummate an initial public offering, otherwise become a public reporting company under the Securities Exchange Act of 1934, as amended, or undergo a “change of control” as defined in the Plan, there shall be no Additional Cash Severance and the Initial Cash Severance shall be paid at a monthly rate equal to the greater of $25,000 or your monthly base salary in effect immediately prior to such termination.  Notwithstanding the foregoing, if the foregoing Initial Cash Severance and, if applicable Additional Cash Severance constitute deferred compensation for purposes of Code Section 409A (as defined below) as determined by the Company, such payments shall commence upon the 60th date following your date of termination (and the first payment shall include payment of all amounts that otherwise would have been due prior thereto under the terms of this Agreement had such payments commenced immediately upon your termination, and any payments thereafter shall continue as provided herein);

(b)                                 In the event that you choose to exercise the your right under COBRA to continue your participation in the Company’s group medical, dental and vision insurance plan and make all timely and proper elections with respect to same under COBRA, the Company shall pay the full amount of the costs for such coverage during the severance period, to the same extent that such insurance is provided to persons then currently employed by the Company.

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Should the Severance Period extend beyond the period in which you are eligible to make a COBRA election, the Company will use commercially reasonable efforts to provide comparable continued group medical, dental and vision coverage for you and your dependents (i.e., comparable coverage levels that you had on the date of your termination) which coverage will continue until the earlier of the duration of the Severance Period or until you become eligible to receive such benefits by another employer.  Notwithstanding any provision of this Agreement to the contrary, the Company may unilaterally amend this Agreement to the extent it deems it necessary in order to avoid the imposition of excise taxes, penalties or similar charges on the Company as a result of this Agreement being considered to be “discriminatory,” including, without limitation, any penalties under Section 4980D of the Code, and in such event the Company will use its commercially reasonable efforts to provide comparable coverage.

(c)                                  The Accrued Benefits;

(d)                                 Accelerated vesting of a portion of the unvested shares purchasable upon exercise of the New Option as equals the number of shares that would otherwise vest over one (1) month for each full month that your employment with the Company continues from the date of this Agreement; provided, however, that in no event shall such accelerated vesting exceed the acceleration of that number of shares as would otherwise vest over a twelve (12) month period; and provided further that should your employment terminate prior to the six (6) month anniversary of this Agreement, you shall be deemed vested in 12.5% of the shares purchasable upon exercise of the New Option;

(e)                                  In the event of your termination within 180 days of the New CEO commencing employment with the Company, you will receive the Stay Bonus of $50,000 as provided in Section 2(d) above; and

(f)                                   Extension of the post-termination exercise period for your Current Option and New Option to twelve (12) months.

For purposes of clarity, you will not be entitled to receive the foregoing benefits of subsection 5(a) through (f) should your employment terminate for Cause (as provided in Section 4(d) above) or should you terminate your employment other than for Good Reason (as provided in Section 4(e) above).

6.                                      Benefits.  You will be entitled to continue to participate in the Company’s full employment benefits available to Company executives, as currently in effect or as the Company may revise such benefits in the future, in its sole discretion.  As you know, participation in Company benefit programs may require payroll deductions and/or direct contributions by you.  In addition, each year you will continue to accrue paid time off in the same manner as you have prior to the date of this Agreement.  Any unused vacation will be paid to you in cash upon your termination of employment.

7.                                      Confidentiality Agreement.  The Confidential Information and Intellectual Property Assignment Agreement, as amended pursuant to the terms of that certain Employment Amendment Agreement, dated as of June 17, 2004, a copy of which is attached hereto as Exhibit A (the “PIIA”), remains in full force and effect.

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8.                                      Noncompetition and Nondisparagement.

(a)                                 During the term of your employment with the Company and for twenty-four (24) months after termination, for any reason, of your employment with the Company, you shall not directly or indirectly, own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of the Company or its subsidiaries; provided, however, that your ownership of securities of any company not in excess of one percent of any class of such securities shall not be a violation of this provision.  You acknowledge that the foregoing is in addition to your obligations under the PIIA.

(b)                                 From the date hereof and forever hereafter, you expressly agree not to disparage the Company, its past and present investors, officers, directors or employees or its affiliates and to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained or unless disclosure is required by law.

9.                                      Indemnification.  The Company and you hereby acknowledge and ratify that certain Indemnification Agreement dated as of March 24, 2011, between you and the Company (the “Indemnification Agreement”) and such Indemnification Agreement remains in full force and effect.

10.                               Defined Terms: For purposes of this Agreement, the following terms will mean:

(a)                                 “Cause” shall be defined as (1) your repeated failure, in the reasonable judgment of the New CEO or Board, to perform one or more of your essential duties and responsibilities to the Company after written notice thereof from the New CEO or Board to you describing your failure to perform such duties or responsibilities and, if such failure is remediable, your failure to remedy same within 10 days of receiving written notice; (2) your refusal or failure to comply with the legal directives of the New CEO or Board after written notice thereof to you describing your failure to comply and, if such failure is remediable, your failure to remedy same within 10 days of receiving written notice; (3) your material violation of any Company policy; (4) your commission or conviction of, or entry of a plea of nolo contendere to, any felony or any act of fraud, embezzlement, dishonesty, moral turpitude, misappropriation or any other misconduct that has caused or is reasonably expected to result in material injury to the Company or its affiliates; (5) your unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with the Company; (6) your material breach of any of his obligations under any written agreement or covenant with the Company; or (7) your violation of a federal or state law or regulation applicable to the Company which violation was or is reasonably likely to be injurious to the Company; provided, however, that a finding of any of the above shall be predicated on a good faith determination by the New CEO or Board.

(b)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(c)                                  “Company” means Control4 Corporation, a Delaware corporation.

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(d)                                 “Disability” means you have a mental or physical impairment that is expected to result in death or that has lasted or is expected to last for a continuous period of three months or more and that causes you to be unable to perform your duties under this Agreement and to be engaged in any substantial gainful activity.

(e)                                  “Good Reason” for your resignation shall mean that, within 90 days after the occurrence of one or more of the following condition(s) or Company actions (unless such conditions) or Company action(s) applies generally to all of the Company’s management of the Company or unless you consent in writing to such action(s)), you resign in writing from your employment with the Company: (1) a material reduction in your base salary as in effect immediately before such reduction; (2) the relocation by the Company of your then-current work site that has the effect of increasing your then-current commute by more than 50 miles (not including any regular business travel consistent with the business travel requirements of the your position with the Company), or (3) your employment continues but you no longer serve in an executive operating role (which for clarification purposes shall mean you no longer report directly to the Company’s Chief Executive Officer).  In order to qualify for Good Reason, your resignation must be preceded by your delivery to the Company of written notice of the existence of the foregoing condition(s) or Company action(s), which notice shall require the Company to remedy such condition(s) or Company action(s) within 30 days of such notice.

(f)                                   “Prior Agreement” means that certain employment agreement between you and the Company, dated as of July 28, 2003, as amended by that certain Employment Amendment Agreement, dated as of June 17, 2004 (a copy of which is attached hereto as Exhibit B).

11.                               Governing Law.  This Agreement will be construed in accordance with, and governed by, the laws of the State of Utah without regard to its conflicts of law principles.  Please note that this Agreement (together with the surviving provisions of the Prior Agreement, the PIIA, and the documentation memorializing the purchase of Your Shares, your Current Option and your New Option (as amended from time to time), and the Indemnification Agreement) represent the entire agreement and understanding between you and the Company regarding your employment with the Company and supersede any and all prior representations, promises or agreements, whether written or oral.  To the extent that the practices, policies or procedures of Company or any other document referenced in this Agreement, now or in the future, apply to you, are inconsistent with the terms of this Agreement, the provisions of this Agreement will control.

***********************

If you are in agreement with the above, please execute a copy of this Agreement where indicated below, and return an executed copy to the Company via fax or email PDF.

***********************

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On behalf of the Board, we look forward to your continuing leadership.

Sincerely,

CONTROL4 CORPORATION

	By:	/s/ Len Jordan
	Name:	Len Jordan
	Title:	Chairman of the Board

ACCEPTED AND AGREED:

/s/ William B. West
William B. West

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